Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

THIRD QUARTER EARNINGS UP 45.7%

•	Record Quarterly Earnings

•	3Q07 Earnings Per Share Increased 10.2% to $0.54 (diluted)

•	Annual Cash Dividend Increased by 11.1% to $0.50

HOUSTON, October 23, 2007. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended September 30, 2007. Net income for the quarter was $23.848 million or $0.54 per diluted common share, an increase in net income of $7.484 million or 45.7%, compared with $16.364 million or $0.49 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of The Bank of Navasota on August 31, 2007. Prosperity also completed its acquisition of Texas United Bancshares, Inc. and its subsidiaries State Bank, Gateway National Bank, GNB Financial, n.a. and Northwest Bank (collectively, TXUI) on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am pleased to report another quarter of record earnings for our company,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “Our performance can be attributed to the hard work and dedication of our team of bankers during this volatile time for financial companies such as ours.”

Results of operations for the three months ended September 30, 2007

For the three months ended September 30, 2007, net income was $ 23.848 million compared with $16.364 million for the same period in 2006. Net income per diluted common share was $0.54 for the three months ended September 30, 2007 compared with $0.49 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2007 were 1.53%, 8.67% and 30.53%, respectively. Prosperity’s efficiency ratio was 46.41% for the three months ended September 30, 2007.

Net interest income before provision for credit losses for the quarter ended September 30, 2007 increased 42.8%, to $51.369 million compared with $35.967 million during the same period in 2006. The increase was attributable primarily to a 32.7% increase in average earning assets primarily due to the TXUI and Navasota acquisitions and internal growth.

Non-interest income increased $5.241 million or 58.8% to $14.159 million for the three months ended September 30, 2007 compared with $8.918 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January and August 2007. Linked quarter non-interest income increased $314,000 or 2.3%.

Non-interest expense increased $10.258 million or 51.7% to $30.087 million for the third quarter of 2007 compared with $19.829 million for the third quarter of 2006. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January and August 2007. Linked quarter non-interest expense increased $15,000 or 0.05%.

The annualized net interest margin (tax equivalent) was 4.07% for the quarter ended September 30, 2007 compared with 3.77% for the quarter ended September 30, 2006 and 4.09% for the quarter ended June 30, 2007.

Loans at September 30, 2007 were $3.128 billion, an increase of $913.2 million, or 41.2%, compared with $2.214 billion at September 30, 2006. As reflected in the table below, linked quarter loan growth for the third quarter of 2007 was impacted by the loans acquired as a part of the TXUI and Navasota acquisitions. Excluding the loans acquired as a part of these acquisitions, linked quarter loans decreased by $35.5 million or 1.66%.

Deposits at September 30, 2007 were $4.784 billion, an increase of $1.191 billion, or 33.1%, compared with $3.593 billion at September 30, 2006. As reflected in the table below, linked quarter deposit growth for the third quarter of 2007 was impacted by the deposits assumed as a part of the TXUI and Navasota acquisitions. Excluding deposits assumed as a part of these acquisitions, linked quarter deposits decreased by $6.4 million or 0.18%.

Balance Sheet Data (at period end)	Sept 30, 2007	June 30, 2007	Sept 30, 2006
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with Texas United Bancshares, Inc.	$989,705	$1,038,596	$0
Acquired with Bank of Navasota	30,800	0	0
All other	2,107,050	2,142,580	2,214,401

Total Loans	$3,127,555	$3,181,176	$2,214,401

Deposits:
Assumed with Texas United Bancshares, Inc.	1,165,277	1,211,734	$0
Assumed with Bank of Navasota	60,526	0	0
All other	3,558,211	3,564,648	3,593,145

Total Deposits	$4,784,014	$4,776,382	$3,593,145

Average loans increased 42.1% or $931.8 million to $3.143 billion for the quarter ended September 30, 2007 compared with $2.211 billion for the same period of 2006. The provision for credit losses was $75 thousand for the three months ended September 30, 2007 and $120 thousand for the three months ended September 30, 2006. Average deposits increased 33.0% or $1.178 billion to $4.748 billion for the quarter ended September 30, 2007 compared with $3.569 billion for the same period of 2006.

Net charge-offs were 0.04% of average loans for the quarter ending September 30, 2007 and 0.01% of average loans for the quarter ending September 30, 2006. At September 30, 2007, the allowance for credit losses was 1.14% of total loans, compared with 1.09% at September 30, 2006 and 1.14% as of June 30, 2007.

Non-performing assets totaled $9.499 million or 0.19% of average earning assets at September 30, 2007 compared with $1.270 million or 0.03% of average earning assets at September 30, 2006. The non-performing assets at September 30, 2007 consisted of eighty-seven (87) separate credits or ORE properties. We continue to move quickly to resolve problem assets. As of today, twenty-seven (27) credits representing approximately $4.6 million of the non-performing assets as of September 30, 2007 have been sold, are under contract to be sold, have been paid off or are otherwise resolved.

Prosperity redeemed in full all outstanding junior subordinated debentures issued to First Capital Statutory Trust II on September 26, 2007 in the amount of $7.7 million. Outstanding junior subordinated debentures totaled $112.885 million at September 30, 2007.

Results of operations for the nine months ended September 30, 2007

For the nine months ended September 30, 2007, net income was $67.071 million compared with $45.123 million for the same period in 2006. Net income per diluted common share was $1.56 for the nine months ended September 30, 2007 compared with $1.43 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2007 were 1.47%, 8.62% and 30.92%, respectively. Prosperity’s efficiency ratio was 46.58% for the nine months ended September 30, 2007.

Net interest income before provision for credit losses for the nine months ended September 30, 2007 increased $47.063 million or 46.3% to $148.802 million compared with $101.739 million during the same period in 2006. The increase was attributable primarily to a 38.1% increase in average earning assets due to the acquisitions completed in January and August 2007, and April 2006.

Non-interest income increased $13.934 million or 54.1% to $39.675 million for the nine months ended September 30, 2007 compared with $25.741 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January and August 2007, and April 2006.

Non-interest expense increased $28.953 million or 49.5% to $87.430 million for the first nine months of 2007 compared with $58.477 million the same period in 2006. The increase in non-interest expense was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January and August 2007, and April 2006.

At September 30, 2007, Prosperity had $6.171 billion in total assets, $3.128 billion in loans, $4.784 billion in deposits, and approximately 325,000 deposit and loan accounts. Assets, loans and deposits at September 30, 2007 grew by 38.5%, 41.2% and 33.1%, respectively, compared with September 30, 2006.

Dividend Increase

The Board of Directors of Prosperity Bancshares, Inc.®, has declared a quarterly cash dividend of $0.1250 per share, an increase of 11.1%, payable on January 2, 2008 to all shareholders of record as of December 14, 2007.

Conference Call

Prosperity’s management team will host a conference call on Tuesday, October 23, 2007 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s third quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-909-5202. The reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “3rd Quarter Results and Webcast” link.

Acquisition of Banco Popular’s Houston Branches

On October 22, 2007, Prosperity Bank® announced that it had signed a definitive agreement with Banco Popular North America to purchase its six (6) Houston retail bank branches. The banking centers have an aggregate of approximately $140 million in combined deposits. Prosperity Bank intends to retain the branch-based employees at the Houston locations.

Acquisition of The Bank of Navasota, N.A.

On August 31, 2007, Prosperity completed its previously announced acquisition of The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between Prosperity’s banking centers in northwest Houston, including Hempstead, and its five locations in Bryan-College Station. The Bank of Navasota operated one (1) banking office in Navasota, Grimes County, Texas, which became a full service banking center of Prosperity Bank. As of August 31, 2007, The Bank of Navasota reported total assets of approximately $72.3 million, loans of approximately $31.5 million, deposits of approximately $63.1 million and shareholders’ equity of approximately $8.9 million.

Acquisition of Texas United Bancshares, Inc.

On January 31, 2007, Prosperity completed its previously announced acquisition of Texas United Bancshares, Inc. Immediately following this acquisition, TXUI’s subsidiaries, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, were merged into Prosperity Bank®. At December 31, 2006, on a consolidated basis, TXUI had total assets of $1.806 billion, loans of $1.212 billion, deposits of $1.362 billion and shareholders’ equity of $161.9 million.

In conjunction with the acquisition, Prosperity issued approximately 10,770,000 shares of its common stock for all outstanding shares of Texas United common stock, and converted approximately 180,000 outstanding options to acquire TXUI common stock into options to acquire the same number of shares of PRSP common stock. All remaining options to acquire TXUI common stock were redeemed for cash.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.2 billion Houston, Texas based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2007 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred twenty-four (124) full service banking locations and one (1) loan production office; forty (40) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-seven (27) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-two (22) in the Central Texas area including Austin and Bryan/College Station and one (1) loan production office in San Antonio.

Prosperity Bank® operates the following full service banking centers:

Central Texas	Dallas/Fort Worth	Houston Area -	South Texas Area -
Area -	Area -
		Houston -	Corpus Christi -

Austin -	Dallas -	Aldine	Airline
Allandale	Abrams Centre	Bellaire	Carmel
Cedar Park	Balch Springs	CityWest	Everhart
Congress	Camp Wisdom	Clear Lake	Northwest
183		Copperfield	Saratoga
Lakeway	Cedar Hill	Cypress	Woodlawn
Liberty Hill	Central Expressway	Downtown	Water Street
Oak Hill	Frisco	Fairfield
Research Blvd	Frisco - West	Gladebrook	Other South Texas
Round Rock	Kiest	Heights	Locations -
	Preston Road	Highway 6 West	Alice
Bryan / College	Red Oak	Holcombe	Aransas Pass
Station -	The Colony	Medical Center	Bay City
Bryan	Turtle Creek	Memorial Drive	Beeville
Bryan- East	Westmoreland	Pecan Grove	Cuero
Bryan- North		River Oaks	East Bernard
College Station	Fort Worth -	Sugar Land	Edna
Wellborn Road	Haltom City	SW Medical Center	El Campo
Navasota	Keller	Tanglewood	Goliad
	Roanoke	Uptown	Gonzales
Other Central	Stockyards	Waugh Drive	Hallettsville
Texas Locations -		Westheimer	Kingsville
Caldwell	Other Dallas/Fort	Woodcreek	Mathis
Dime Box	Worth Locations -		Palacios
Flatonia	Azle	Other Houston Area	Pleasanton
La Grange	Blooming Grove	Locations -	Port Aransas
Lexington	Corsicana	Angleton	Port Lavaca
New Braunfels	Ennis	Cinco Ranch	Portland
Schulenburg	Gainesville	Cleveland	Rockport
Weimar	Mesquite	Dayton	Seguin
	Muenster	Galveston	Sinton
	Sanger	Hempstead	Victoria
	Waxahachie	Hitchcock	Victoria - North
		Katy	Wharton
		Liberty	Yoakum
	East Texas Area -	Magnolia	Yorktown
	Crockett	Mont Belvieu
	Grapeland	Needville
Sweeny
Tomball
Waller
West Columbia
Winnie

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$88,004	$62,150	$255,168	$168,846
Total interest expense	36,635	26,183	106,366	67,107

Net interest income	51,369	35,967	148,802	101,739
Provision for credit losses	75	120	640	360

Net interest income after provision for credit losses	51,294	35,847	148,162	101,379
Total non-interest income	14,159	8,918	39,675	25,741
Total non-interest expense	30,087	19,829	87,430	58,477

Net income before taxes	35,366	24,936	100,407	68,643
Provision for federal income taxes	11,518	8,572	33,336	23,520

Net income	$23,848	$16,364	$67,071	$45,123

Basic earnings per share	$0.54	$0.50	$1.58	$1.45
Diluted earnings per share	$0.54	$0.49	$1.56	$1.43
Period end shares outstanding	44,110	32,787	44,110	32,787
Weighted average shares outstanding (basic)	43,910	32,771	42,521	31,053
Weighted average shares outstanding (diluted)	44,254	33,182	42,934	31,452

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$3,143,076	$2,211,306	$3,078,065	$1,981,411
Investment securities	1,892,030	1,605,597	1,865,847	1,624,270
Federal funds sold and other earning assets	51,880	16,488	58,117	15,185

Total earning assets	5,086,986	3,833,391	5,002,029	3,620,866
Allowance for credit losses	(35,862)	(24,228)	(34,742)	(21,951)
Cash and due from banks	144,822	85,817	142,965	90,012
Goodwill	739,422	423,799	707,644	369,548
Core deposit intangibles (CDI)	48,070	24,927	40,610	23,285
Other real estate	2,070	74	1,383	115
Fixed assets, net	121,067	64,323	115,778	61,385
Other assets	126,699	69,155	111,100	65,693

Total assets	$6,233,274	$4,477,258	$6,086,767	$4,208,953

Non-interest bearing deposits	$1,170,352	$806,110	$1,123,452	$769,021
Interest bearing deposits	3,577,406	2,763,336	3,578,165	2,615,714

Total deposits	4,747,758	3,569,446	4,701,617	3,384,735
Securities sold under repurchase agreements	82,973	44,733	72,724	44,857
Federal funds purchased and interest bearing liabilities	116,609	81,415	97,757	75,174
Junior subordinated debentures	119,328	100,519	128,522	89,522
Other liabilities	66,678	37,661	48,678	31,563
Shareholders’ equity(A)	1,099,928	643,484	1,037,469	583,102

Total liabilities and equity	$6,233,274	$4,477,258	$6,086,767	$4,208,953

(A)

Includes ($2,990) and ($5,048), in after tax unrealized (losses) on available for sale securities for the three month periods ending September 30, 2007 and September 30, 2006, respectively, and ($2,462) and ($4,459) for the nine month periods ending September 30, 2007 and September 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$64,036	$43,625	$185,919	$113,685
Interest on securities	23,316	18,302	67,021	54,598
Interest on federal funds sold and other earning assets	652	223	2,228	563

Total interest income	88,004	62,150	255,168	168,846
Interest expense - deposits	31,794	22,519	92,328	57,487
Interest expense - debentures	2,358	2,106	7,852	5,497
Interest expense - other	2,483	1,558	6,186	4,123

Total interest expense	36,635	26,183	106,366	67,107

Net interest income (B)	51,369	35,967	148,802	101,739
Provision for credit losses	75	120	640	360

Net interest income after provision for credit losses	51,294	35,847	148,162	101,379
Service charges on deposit accounts	10,785	7,079	29,908	20,610
Net gain on sale of assets	640	132	734	578
Brokered mortgage income	188	233	574	661
Net gain on sale of securities	58	0	58	0
Net gain on sale of held for sale loans	269	0	1,202	0
Other non-interest income	2,219	1,474	7,199	3,892

Total non-interest income	14,159	8,918	39,675	25,741
Salaries and benefits (C)	16,365	10,268	48,163	31,195
CDI amortization	2,586	1,191	7,297	3,616
Net occupancy and equipment	2,665	2,166	7,759	5,814
Depreciation	1,895	1,265	5,656	3,767
Data processing and software amortization	1,290	928	3,447	2,728
Other non-interest expense	5,286	4,011	15,108	11,357

Total non-interest expense	30,087	19,829	87,430	58,477

Net income before taxes	35,366	24,936	100,407	68,643
Federal income taxes	11,518	8,572	33,336	23,520

Net income available to common shareholders	$23,848	$16,364	$67,071	$45,123

(B)

Net interest income on a tax equivalent basis would be $52,182 and $36,469 for the three months ended September 30, 2007 and September 30, 2006, respectively, and $151,088 and $103,070 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

(C)

Salaries and benefits includes equity compensation expenses of $534 and $223 for the three months ended September 30, 2007 and September 30, 2006, respectively, and $1,491 and $606 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended as of		Nine Months Ended as of
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,369	914	1,369	914
Book value per share	$25.19	$19.83	$25.19	$19.83
Tangible book value per share	$7.18	$6.12	$7.18	$6.12
Period end shares outstanding	44,110	32,787	44,110	32,787
Weighted average shares outstanding (basic)	43,910	32,771	42,521	31,053
Weighted average shares outstanding (diluted)	44,254	33,182	42,934	31,452
Non-accrual loans	$1,645	$187	$1,645	$187
Accruing loans 90 or more days past due	6,273	995	6,273	995
Restructured loans	0	0	0	0

Total non-performing loans	7,918	1,182	7,918	1,182
Repossessed assets	121	29	121	29
Other real estate	1,460	59	1,460	59

Total non-performing assets	$9,499	$1,270	$9,499	$1,270
Allowance for credit losses at end of period	$35,536	$24,093	$35,536	$24,093
Net charge-offs	$1,313	$307	$2,480	$524
Basic earnings per share	$0.54	$0.50	$1.58	$1.45
Diluted earnings per share	$0.54	$0.49	$1.56	$1.43

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.53%	1.46%	1.47%	1.43%
Return on average common equity (annualized)	8.67%	10.17%	8.62%	10.32%
Return on average tangible common equity (annualized)	30.53%	33.61%	30.92%	31.62%
Net interest margin (tax equivalent) (annualized)	4.07%	3.77%	4.04%	3.81%
Efficiency ratio (D)	46.41%	44.31%	46.58%	46.08%
Asset Quality Ratios
Non-performing assets to average earning assets	0.19%	0.03%	0.19%	0.04%
Non-performing assets to loans and other real estate	0.30%	0.06%	0.30%	0.06%
Net charge-offs to average loans	0.04%	0.01%	0.08%	0.03%
Allowance for credit losses to total loans	1.14%	1.09%	1.14%	1.09%
Common Stock Market Price
High	$36.00	$36.16	$37.11	$36.16
Low	$27.70	$31.64	$27.70	$28.50
Period end market price	$33.16	$34.04	$33.16	$34.04

(D)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2007		June 30, 2007		Mar 31, 2007		Dec 31, 2006
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)
Loan Portfolio
Commercial	$445,132	14.2%	$473,526	14.9%	$474,127	14.6%	$297,677	13.7%
Construction	708,355	22.7%	715,385	22.5%	752,790	23.2%	433,178	19.9%
1-4 family residential	527,176	16.9%	527,233	16.5%	519,532	16.0%	376,996	17.3%
Home equity	94,861	3.0%	94,960	3.0%	93,348	2.9%	63,427	2.9%
Commercial real estate	1,108,254	35.4%	1,127,304	35.4%	1,166,638	35.9%	881,125	40.5%
Agriculture	115,619	3.7%	117,043	3.7%	109,521	3.4%	57,429	2.6%
Consumer	128,158	4.1%	125,725	4.0%	131,752	4.0%	66,675	3.1%

Total Loans	$3,127,555		$3,181,176		$3,247,708		$2,176,507

Deposit Types
Non-interest bearing DDA	$1,165,089	24.4%	$1,184,172	24.8%	$1,188,741	24.1%	$835,876	22.4%
Interest bearing DDA	809,459	16.9%	804,961	16.8%	868,481	17.6%	736,962	19.8%
Money Market	997,250	20.9%	992,091	20.8%	1,037,960	21.1%	825,510	22.2%
Savings	225,831	4.7%	227,679	4.8%	233,505	4.7%	168,677	4.5%
Time < $100	800,400	16.7%	786,578	16.5%	806,295	16.4%	584,360	15.7%
Time > $100	785,985	16.4%	780,901	16.3%	793,258	16.1%	574,293	15.4%

Total Deposits	$4,784,014		$4,776,382		$4,928,240		$3,725,678

Loan to Deposit Ratio	65.4%		66.6%		65.9%		58.4%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$3,127,555	$3,181,176	$3,247,708	$2,176,507	$2,214,401
Investment securities (E)	1,804,326	1,818,723	1,886,294	1,590,303	1,566,478
Federal funds sold and other earning assets	101,173	32,243	66,457	154,040	31,471

Total earning assets	5,033,054	5,032,142	5,200,459	3,920,850	3,812,350
Allowance for credit losses	(35,536)	(36,129)	(36,341)	(23,990)	(24,093)
Cash and due from banks	141,662	153,854	135,497	116,078	85,106
Goodwill	745,650	736,624	739,328	424,339	425,073
Core deposit intangibles	48,689	49,317	51,883	23,032	24,285
Other real estate	1,460	3,637	2,138	140	59
Fixed assets, net	120,794	120,810	118,287	63,057	63,118
Other assets	114,751	124,659	115,448	63,263	69,818

Total assets	$6,170,524	$6,184,914	$6,326,699	$4,586,769	$4,455,716

Non-Interest bearing deposits	$1,165,089	$1,184,172	$1,188,741	$835,876	$809,836
Interest bearing deposits	3,618,925	3,592,210	3,739,499	2,889,802	2,783,309

Total deposits	4,784,014	4,776,382	4,928,240	3,725,678	3,593,145
Securities sold under repurchase agreements	79,484	86,035	73,916	47,225	48,459
Federal funds purchased and other interest bearing liabilities	31,988	59,499	65,621	26,408	31,484
Junior subordinated debentures	112,885	120,617	145,360	100,519	100,519
Other liabilities	50,908	60,805	46,993	22,528	31,956

Total liabilities	5,059,279	5,103,338	5,260,130	3,922,358	3,805,563
Shareholders’ equity (F)	1,111,245	1,081,576	1,066,569	664,411	650,153

Total liabilities and equity	$6,170,524	$6,184,914	$6,326,699	$4,586,769	$4,455,716

(E)

Includes ($2,924), ($5,111), ($2,435), ($4,538), and ($6,202) in unrealized (losses) on available for sale securities for the quarterly periods ending September 30, 2007 June 30, 2007, March 31, 2007, December 31, 2006, and September 30, 2006, respectively.

(F)

Includes ($1,901), ($3,322), ($1,583), ($2,950), and ($4,032) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, and September 30, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.53%	1.47%	1.40%	1.47%	1.46%
Return on average common equity (annualized)	8.67%	8.54%	8.71%	10.08%	10.17%
Return on average tangible equity (annualized)	30.53%	32.04%	31.24%	31.64%	33.61%
Net interest common margin (tax equivalent) (annualized)	4.07%	4.09%	3.93%	3.79%	3.77%
Employees-FTE	1,369	1,408	1,432	908	914
Efficiency ratio	46.41%	46.19%	47.23%	43.03%	44.31%
Non-performing assets to average earning assets	0.19%	0.22%	0.09%	0.03%	0.03%
Non-performing assets to loans and other real estate	0.30%	0.35%	0.13%	0.05%	0.06%
Net charge-offs to average loans	0.04%	0.02%	0.02%	0.01%	0.01%
Allowance for credit losses to total loans	1.14%	1.14%	1.12%	1.10%	1.09%
Tier 1 risk-based capital	13.03%	12.36%	12.08%	13.55%	13.11%
Total risk-based capital	14.11%	14.18%	13.13%	14.58%	14.16%
Tier 1 leverage capital	7.83%	7.57%	8.31%	7.76%	7.44%
Tangible equity to tangible assets	5.89%	5.48%	4.97%	5.24%	5.01%
Equity to assets	18.01%	17.49%	16.86%	14.49%	14.59%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2007
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$3,143,076	$64,036	8.08%
Investment securities	1,892,030	23,316	4.93%
Federal funds sold and other temporary investments	51,880	652	4.99%

Total interest earning assets	5,086,986	$88,004	6.86%

Allowance for credit losses	(35,862)
Non-interest earning assets	1,182,150

Total assets	$6,233,274

Interest Bearing Liabilities:
Interest bearing demand deposits	$795,016	$3,880	1.94%
Savings and money market deposits	1,214,542	9,503	3.10%
Certificates and other time deposits	1,567,848	18,411	4.66%
Junior subordinated debentures	119,328	2,358	7.84%
Federal funds purchased and other borrowings	116,609	1,548	5.27%
Securities sold under repurchase	82,973	935	4.47%

Total interest bearing liabilities	3,896,316	$36,635	3.73%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	1,170,352
Other liabilities	66,678

Total liabilities	5,133,346
Shareholders’ equity	1,099,928

Total liabilities and shareholders’ equity	$6,233,274

Net Interest Income & Margin		$51,369	4.01%

Net Interest Income & Margin (tax equivalent)		$52,182	4.07%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2006
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$2,211,306	$43,625	7.83%
Investment securities	1,605,597	18,302	4.56%
Federal funds sold and other temporary investments	16,488	223	5.37%

Total interest earning assets	3,833,391	$62,150	6.43%

Allowance for credit losses	(24,228)
Non-interest earning assets	668,095

Total assets	$4,477,258

Interest Bearing Liabilities:
Interest bearing demand deposits	$618,606	$3,252	2.09%
Savings and money market deposits	942,692	6,832	2.88%
Certificates and other time deposits	1,202,038	12,435	4.10%
Junior subordinated debentures	100,519	2,106	8.31%
Securities sold under repurchase agreements	44,733	497	4.41%
Federal funds purchased and other borrowings	81,415	1,061	5.17%

Total Interest Bearing liabilities	2,990,003	$26,183	3.47%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	806,110
Other liabilities	37,661

Total liabilities	3,833,774
Shareholders’ equity	643,484

Total liabilities and shareholders’ equity	$4,477,258

Net Interest Income & Margin		$35,967	3.72%

Net Interest Income & Margin (tax equivalent)		$36,469	3.77%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2007
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield /Rate
Interest Earning Assets:
Loans	$3,078,065	$185,919	8.08%
Investment securities	1,865,847	67,021	4.79%
Federal funds sold and other temporary investments	58,117	2,228	5.13%

Total interest earning assets	5,002,029	$255,168	6.82%

Allowance for credit losses	(34,742)
Non-interest earning assets	1,119,480

Total assets	$6,086,767

Interest Bearing Liabilities:
Interest bearing demand deposits	$830,770	$12,803	2.06%
Savings and money market deposits	1,211,118	26,800	2.96%
Certificates and other time deposits	1,536,277	52,725	4.59%
Junior subordinated debentures	128,522	7,852	8.17%
Federal funds purchased and other borrowings	97,757	3,867	5.29%
Securities sold under repurchase agreements	72,724	2,319	4.26%

Total interest bearing liabilities	3,877,168	$106,366	3.67%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	1,123,452
Other liabilities	48,678

Total liabilities	5,049,298
Shareholders’ equity	1,037,469

Total liabilities and shareholders’ equity	$6,086,767

Net Interest Income & Margin		$148,802	3.98%

Net Interest Income & Margin (tax equivalent)		$151,088	4.04%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2006
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield /Rate
Interest Earning Assets:
Loans	$1,981,411	$113,685	7.67%
Investment securities	1,624,270	54,598	4.48%
Federal funds sold and other temporary investments	15,185	563	4.96%

Total interest earning assets	3,620,866	$168,846	6.23%

Allowance for credit losses	(21,951)
Non-interest earning assets	610,038

Total assets	$4,208,953

Interest Bearing Liabilities:
Interest bearing demand deposits	$588,097	$7,950	1.81%
Savings and money market deposits	866,724	16,391	2.53%
Certificates and other time deposits	1,160,893	33,146	3.82%
Junior subordinated debentures	89,522	5,497	8.21%
Securities sold under repurchase agreements	44,857	1,292	3.85%
Federal funds purchased and other borrowings	75,174	2,831	5.04%

Total interest bearing liabilities	2,825,267	$67,107	3.18%

Non-Interest Bearing Liabilities:
Non-interest bearing demand deposits	769,021
Other liabilities	31,563

Total liabilities	3,625,851
Shareholders’ equity	583,102

Total liabilities and shareholders’ equity	$4,208,953

Net Interest Income & Margin		$101,739	3.76%

Net Interest Income & Margin (tax equivalent)		$103,070	3.81%